EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2010, relating to the consolidated financial statements of Wireless Ronin Technologies, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

 /s/ Baker Tilly Virchow Krause, LLP

June 11, 2010
Minneapolis, Minnesota